FOR IMMEDIATE RELEASE:

For additional information contact:

Mark Root Joe Cormier

Executive Director, Corporate Communications VP, M&A and Investor Relations

off: 703-218-8397; cell: 703-407-9393 703-218-8258

mark.root@mantech.com joe.cormier@mantech.com

ManTech Names Kevin M. Phillips Chief Financial Officer

FAIRFAX, Virginia, December 1, 2005 -- ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other U.S. federal government customers announced today that Kevin M. Phillips, the company's Corporate Vice President and Chief of Staff has been named Chief Financial Officer (CFO). Mr. Phillips served as the interim CFO for ManTech since August when the Audit Committee of ManTech's Board of Directors began a search for the position. The ManTech Board of Directors unanimously selected Mr. Phillips after considering other outside candidates.

"The Board looked at a number of highly qualified candidates for the position," said George J. Pedersen, Chairman of the Board and Chief Executive Officer, ManTech International Corporation. "Kevin did an exceptional job as the interim CFO providing continuity to the finance and accounting department. He quickly demonstrated his exceptional knowledge of ManTech's financial operations and his extensive experience in government contracting. We look forward to his leadership and his active role in helping ManTech to continue its strong growth into the future."

"Kevin has been an integral part of ManTech's leadership team during our rapid growth and recent acquisitions over the past several years, and he played a critical role in many aspects of the financial and operational components of our business," said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation. "His experience with all facets of our organization, his management skills and his proven financial acumen are a great complement to the management team."

Mr. Phillips was formerly the CFO of CTX Corporation, which was acquired by ManTech in December 2002. He spent seven years in executive management at CTX Corporation and prior to that held various roles including controller positions with IT services providers to the government. Mr. Phillips has over 18 years of experience in government contracting. He is a graduate of the College of William and Mary.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other U.S. federal government customers. ManTech's expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice's U.S. Marshals Service deploy a common, office automation system. With projected 2005 revenues of approximately $1 billion and over 6,000 highly qualified employees, the company operates in the United States and 38 countries worldwide. In 2004, ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies and ranked by VARBusiness magazine as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute "forward-looking" statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Such forward-looking statements are subject to factors that could cause actual results to differ materially from those anticipated results. For a discussion of such risks and uncertainties, please refer to the section titled "Risks Related to the Company's Business" in ManTech's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q and Form 8-K. The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.